Exhibit 10.6

TRADUCCIÓN PÚBLICA

[El documento es un original que consta de 1 página]

Cañuelas, December 16, 2015

President of MOLCA S.A.

Attn: Nicolás Mihanovich

Re: Irrevocable Purchase Offer

Carlos Adriano Navilli, D.N.I. [National Identity Document No.] 12,657,137, in my capacity as proxy of MOLINO CAÑUELAS S.A.C.I.F.I.A. I would like to inform MOLCA S.A. of our acceptance of the Irrevocable Purchase Offer dated December 15, 2015.

[illegible signature and stamp:] Molino Cañuelas S.A.C.I.F.I.A. Proxy.

Proxy

I DO HEREBY CERTIFY THAT THE FOREGOING IS, TO THE BEST OF MY KNOWLEDGE, A TRUE AND ACCURATE TRANSLATION INTO ENGLISH (1 PAGE) OF THE DOCUMENT WRITTEN IN SPANISH ATTACHED HERETO AND TO WHICH I REFER. IN WITNESS THEREOF I SIGN AND SEAL THIS DOCUMENT IN THE CITY OF BUENOS AIRES, ARGENTINA, ON THE 4 DAY OF THE MONTH OF MAY OF 2017.

POR EL PRESENTE CERTIFICO Y DOY FE QUE LA QUE ANTECEDE ES A MI MEJOR SABER Y ENTENDER, UNA TRADUCCIÓN FIEL AL INGLÉS (1 PÁGINA) DEL DOCUMENTO ADJUNTO REDACTADO EN ESPAÑOL, QUE HE TENIDO A LA VISTA Y AL CUAL ME REMITO. Y PARA QUE CONSTE, FIRMO Y SELLO EN LA CIUDAD AUTÓNOMA DE BUENOS AIRES, ARGENTINA, A LOS 4 DÍAS DEL MES DE MAYO DE 2017.

1

TRADUCCIÓN PÚBLICA

[El documento es un original que consta de 5 páginas]

Buenos Aires, December 15, 2015

MOLINO CAÑUELAS S.A.C.I.F.I.A.

Kennedy N° 160, Cañuelas

Prov. of Buenos Aires

Re.: Irrevocable Purchase Offer

Dear Sirs,

MOLCA S.A., represented herein by Nicolás Mihanovic, DNI [National Identity Document] No. 23,125,825, in his capacity as president, with registered address at Av. de Mayo N° 560 Piso 1° of the city of Buenos Aires (hereinafter referred to as “MOLCA”); would like to submit to MOLINO CAÑUELAS S.A.C.I.F.I.A. (hereinafter referred to as “MC” and jointly with MOLCA, as the “Parties”); an irrevocable purchase offer (hereinafter referred to as the “Offer”), under the following terms and conditions:

1) This irrevocable Offer is made for a term of sixty (60) business days.

2) If this Proposal is not duly accepted by MC within the Acceptance Term, it shall automatically cease to be effective and valid. This Proposal shall only be deemed effective if MC submits to MOLCA its acceptance by the delivery of a written letter within the Acceptance Term.

3) Once the Offer is accepted, the relationship established between the Parties shall be regulated by the terms and conditions attached hereto as Annex I (the “Terms and Conditions”).

Sincerely,

[illegible signature]

Nicolás Mihanovich

President

ANNEX I

TERMS AND CONDITIONS

PARTIES:

• MOLINO CAÑUELAS S.A.C.I.F.I.A., with registered address at Kennedy N° 160, Cañuelas, Province of Buenos Aires (hereinafter referred to as “MC”), and

• MOLCA S.A., with registered address at Av. de Mayo N° 560 Piso 1° of the city of Buenos Aires (hereinafter referred to as “MOLCA” and jointly with MC, as “The Parties”).

WHEREAS:

(i) MOLCA owns a property identified as plot “491C-B” within the industrial site located on the Left Bank of the Paraná de Las Palmas River KM 123, located at the level of Route 9 Km 95.5, of the district of Zárate, in the area of Las Palmas, referred to as “Las Palmas Terminal,” bordering with the Paraná de Las Palmas riverbank, which is part of a larger plot identified as “491C” (hereinafter referred to as “The Property” which is identified in Annex II);

(ii) MC owns a property adjacent to MOLCA’s property, in which it intends to establish an industrial park (hereinafter referred to as the “Industrial Park Project”) which shall be financed in large part by funds from the sale of part of MC’s capital stock in a foreign stock market;

(iii) For the purposes of developing the Industrial Project it is essential that MC have access to the Paraná de las Palmas riverbank, as the installation of industries in such Industrial Park Project is exclusively associated with possibility of loading and lifting at the port on the riverbank;

(iv) MOLCA is interested in MC’s development of the Industrial Park Project, as it shall benefit from the resulting increase in value of its property;

(vi) It is the intention of THE PARTIES to agree on an irrevocable purchase option in favor of MC, for the development of the Industrial Park Project; and

(vii) MC has no interest in the Property if it is unable to develop of the Industrial Park Project and it has the funds required for such purpose.

NOW, THEREFORE; THE PARTIES have agreed to the following:

ONE: MOLCA hereby grants to MC an irrevocable option to purchase the property identified as plot “491C-B,” identified in the Map in Annex II, located on the Left Bank of the Paraná de Las Palmas River KM 123, at the level of Route 9 Km 95.5, of the district of Zárate, area of Las Palmas, referred to as the “Palmas Terminal” (“The Property”).

TWO: The irrevocable option granted herein is provided under the condition precedent that MC’s shares are quoted in a foreign stock market in order to obtain the funds required to develop the Industrial Park Project.

THREE: Once the abovementioned condition precedent has been met, MC may exercise the irrevocable purchase option within the following 6 (six) months, and must report such situation to MOLCA by notice duly served. The latter shall prepare the sale deed within the following 3 (three) months. MC shall bear all expenses required for the registration of the deed. For such purpose, MOLCA hereby undertakes to obtain all of the documents required to complete the deed registration, including the subdivision to guarantee the divisibility and independence of the Property deed. In the latter circumstances, the 3 (three) month term shall begin on the date on which the subdivision of all of the plots is obtained.

In addition, MOLCA hereby states that the Property is mortgaged in favor of DEUTSCHE INVESTITIONS — UNDENTWICKLUNGSGESELLSCHAFT MBH (DEG). Upon registration of the deed, the Parties must agree on whether or not such guarantee must be removed or not upon registration. Should the Parties fail to reach an agreement, it shall be understood that the mortgage must be released at least up to the amount exceeding the debt to be assumed by MC with DEG pursuant to the following clause.

Notwithstanding the term established for deed registration, MOLCA hereby undertakes to transfer the possession of the Property to MC, once the option has been exercised, along with all of the documentation required for it to fully exercise its ownership rights.

FOUR: The total and final price agreed for the purchase, if the condition is met, is One Hundred and Sixteen Million Argentine Pesos (AR$ 116,000,000) which shall be paid by MC prior to exercising the option as follows:

1) By paying the amount of Ninety-Two Million, Six Hundred and Sixty Thousand, Six Hundred and Sixty-Six Argentine Pesos and 20 cents (AR$ 92,660,666.20) by bank transfer to account No. 363-4343-9 (CBU [Single Banking Code] 0070343520000000363499) of Banco Galicia held by MOLCA, as follows: a) Four Million Argentine Pesos (AR$ 4,000,000) must be paid on 01/15/2016; b) Nine Million Argentine Pesos (AR$ 9,000,000) must be paid on 02/05/2016; and c) the remaining balance, i.e. the amount of Seventy-Nine Million, Six Hundred and Sixty Thousand, Six Hundred and Sixty-Six Argentine Pesos and 20 cents (AR$ 79,660,666.20) in one or more installments, in all cases within the two hundred and forty (240) calendar days from the acceptance of the Offer. AND

2) By the assumption of debts and other MOLCA obligations with suppliers for the amount of Twenty-Three Million, Three Hundred and Thirty-Nine Thousand, Three Hundred and Thirty-Three Argentine Pesos and 79 cents (AR$ 23,339,333.79) as follows:

(i) Debt due to Banco Provincia de Buenos Aires for the amount of Nine Million, One Hundred and Forty-Seven Thousand and Ninety-Two Argentine Pesos (AR$ 9,147,092), corresponding to the balance of two loans due, the agreements of which are attached hereto as Annex III).

(ii) Debt due to the firm “The computer” for One Million, Eighty Thousand, Three Hundred and Fifty-Six Argentine Pesos and seven cents (AR$ 1,080,356.07) equal to One Hundred and Ten Thousand, One Hundred and Twenty-Eight US Dollars and four cents (USD 110,128.04), corresponding to a Computer Equipment leasing, the agreements of which are attached hereto as Annex IV.

(iii) Debt due to Banco Superville for Forty-Two Thousand, One Hundred and Fourteen Argentine Pesos and 75 cents (AR$ 42,114.75), corresponding to Equipment Leasing, the agreements of which are attached hereto as Annex V.

(iv) Part of the debt with DEUTSCHE INVESTITIONS — UNDENTWICKLUNGSGESELLSCHAFT MBH (DEF) for an amount of Thirteen Million, Sixty-Nine Thousand, Seven Hundred and Seventy Argentine Pesos and 97 cents (AR$ 13,069,770.97), equal to One Million, Three Hundred and Thirty-Two Thousand, Two Hundred and Ninety US Dollars and 62 cents (USD 1,332,290.62).

Considering that the assumptions of the abovementioned debts entail express acceptance by the suppliers, MC shall have a term of eleven (11) months following the acceptance of the Offer to complete such procedures. Should MC fail to obtain total or partial acceptance by the suppliers, it shall pay to MOLCA the amount of the price it has not paid by assuming the abovementioned debts. In the latter circumstance, whether the amount of the debt to the suppliers that MC is unable to assume is total or partial, it must be paid to MOLCA within the same term and under the same financing conditions established in the agreements with each of the suppliers. The respective installments may be paid in Argentine pesos according to the selling rate of the Banco de la Nación Argentina on the closing of the business day immediately preceding the date of payment.

FIVE: If the condition referred to in clause TWO is not met or if MC fails to exercise the option to purchase the Property even if such condition is met, MOLCA must return the money paid by MC (AR$ 116,000,000) plus compensatory interest, which shall be equal to the interest paid by Banco de la Nación Argentina at the time of the return on 30 (thirty)-day fixed term operations, calculated from the date on which the funds were provided (or the debts assumed, as the case maybe) and until its effective return.

SIX:

For all legal purposes, the Parties hereby establish their registered addresses in the locations indicated in the header of this Offer. Should any disputes arise, they shall submit to the jurisdiction of the Lower Courts of the city of Buenos Aires and hereby expressly waive any other venue and/or jurisdiction that may apply.

[illegible signature]

[There is an illegible signature on the left-hand margin of pages 2 to 5 of the original document.]

I DO HEREBY CERTIFY THAT THE FOREGOING IS, TO THE BEST OF MY KNOWLEDGE, A TRUE AND ACCURATE TRANSLATION INTO ENGLISH (5 PAGES) OF THE DOCUMENT WRITTEN IN SPANISH ATTACHED HERETO AND TO WHICH I REFER. IN WITNESS THEREOF I SIGN AND SEAL THIS DOCUMENT IN THE CITY OF BUENOS AIRES, ARGENTINA, ON THE 4th DAY OF THE MONTH OF MAY OF 2017.

POR EL PRESENTE CERTIFICO Y DOY FE QUE LA QUE ANTECEDE ES A MI MEJOR SABER Y ENTENDER, UNA TRADUCCIÓN FIEL AL INGLÉS (5 PÁGINAS) DEL DOCUMENTO ADJUNTO REDACTADO EN ESPAÑOL, QUE HE TENIDO A LA VISTA Y AL CUAL ME REMITO. Y PARA QUE CONSTE, FIRMO Y SELLO EN LA CIUDAD AUTÓNOMA DE BUENOS AIRES, ARGENTINA, A LOS 4 DÍAS DEL MES DE MAYO DE 2017.